Exhibit 1.01

Allot Communications Ltd.

Conflict Minerals Report
For the reporting period from January 1, 2015 to December 31, 2015

INTRODUCTION

This Conflict Minerals Report (the “Report”) of Allot Communications Ltd. ( “Allot,” “Company,” “we” or “us”) has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period between January 1, 2015 and December 31, 2015 (the “2015 calendar year”). The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (collectively, the “Conflict Minerals”), that originated in the Democratic Republic of the Congo (“DRC”) and certain adjoining countries (collectively with the DRC, the “Covered Countries”).

REASONABLE COUNTRY OF ORIGIN INQUIRY

Pursuant to the Rule, the Company conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the Conflict Minerals.  This good faith RCOI was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries or whether any of the Conflict Minerals may be from recycled or scrap sources. Following this inquiry, the Company had reason to believe that during the year ended December 31, 2015:

-	Allot has manufactured or contracted to manufacture products as to which Conflict Minerals are necessary to the functionality or production of those products; and

-	Based on its good faith reasonable country of origin inquiry, Allot has reason to believe that certain of the Conflict Minerals necessary to the functionality or production of such products may have originated from the Covered Countries and has reason to believe that those minerals may not be solely from recycled or scrap sources

Therefore, the Company had performed due diligence on the source and chain of custody of the Conflict Minerals. There is significant overlap between the Company’s RCOI efforts and its due diligence measures performed.  The due diligence measures performed by the Company are discussed below.

Allot is filing this Report with its Form SD as required under the Rule.  This Report has not been subject to an independent private sector audit.

PART I.  DESCRIPTION OF THE COMPANY’S PRODUCTS COVERED BY THIS REPORT

Allot is a leading global provider of intelligent broadband solutions, focused on developing mobile, fixed and enterprise networks to support the “digital lifestyle.” Allot’s solutions, which are based on deep packet inspection technology, identify and leverage the business intelligence in data networks, empowering network operators to shape users’ digital lifestyle experiences and to capitalize on the network traffic they generate.  As described in this Report, during the reporting period between January 1, 2015 and December 31, 2015, certain of the Company’s operations manufactured, or contracted to manufacture, products for which the Conflict Minerals are necessary to the functionality or production of those products (collectively, the “Covered Products”).

During the 2015 calendar year, the Covered Products included the following:

-	Allot Service Gateway, Sigma E, Allot Service Gateway Tera and VDC Product Families
o	Highly scalable mobile platforms that enable Internet providers to manage high-speed broadband performance and to control infrastructure and operating costs; and

-	NetEnforcer Device Family
o	Purpose-built devices for monitoring and managing data traffic on enterprise, cloud and broadband service provider networks that provide essential visibility, policy enforcement and traffic steering for a wide range of networks

PART II.  THE COMPANY’S DUE DILIGENCE PROCESS

The Company’s due diligence measures have been designed to conform to the five-step framework laid out by the Organization for Economic Co-operation and Development in its OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (2013) including the related supplements on gold, tin, tantalum and tungsten (collectively, the “OECD Guidance”).

OECD Guidance Step 1: Establish strong company management systems for conflict minerals supply chain due diligence and reporting compliance.

Adopt and commit to a supply chain policy for minerals originating from conflict-affected and high-risk areas.

The Company has adopted a policy relating to the Conflict Minerals (the “Policy”), which incorporates the standards set forth in the OECD Guidance. Specifically, the Policy states that the Company supports the actions of governments and organizations to increase supply chain transparency and enable companies to source conflict-free minerals. Further, the Company has initiated a comprehensive process to meet its regulatory obligations related to the sourcing of Conflict Minerals, taking steps to expand its supply chain due diligence measures and internal controls for the Conflict Minerals.

The Policy is available on the Company’s website at http://www.allot.com/company/get-to-know-allot/quality-management/.

Structure internal management systems to support supply chain due diligence.

The Company’s compliance with the Policy and the Rule is overseen by the head of the Company’s engineering department. A team of subject matter experts from relevant departments within the Company, including the engineering, quality assurance and legal departments, is collectively responsible for implementing the Company’s conflict minerals strategy and compliance processes and for training employees outside of the team on their roles and responsibilities in connection with the compliance program. Additionally, this team meets regularly to assess the progress of the Company’s compliance program and reports to management from time to time. The team reported progress and results of its due diligence efforts to management at review sessions held at various times throughout the 2015 calendar year.

Establish a system of controls and transparency over the Conflict Minerals supply chain.

The Company has established a system of controls to promote transparency over its conflict minerals supply chain by utilizing the Conflict Minerals Reporting Template (as further described below), which is designed to facilitate the transfer of information through the supply chain regarding each mineral’s country of origin and the smelters and refiners being utilized for the mineral.

To educate its senior management regarding sourcing practices, the Company has participated in various focus groups and forums relating to responsible sourcing of Conflict Minerals, including several presentations given by the Institute of Printed Circuits, ILTAM – The Israeli Users’ Association of Advanced Technologies in Hi-Tech Integrated Systems.

Consistent with the Company’s commitment to sourcing products from suppliers that share its values with regard to human rights, ethics and social and environmental responsibility, as outlined in the Policy, and in compliance with the Rule, the Company has undertaken a multi-stage diligence inquiry to verify the possible sources of the Conflict Minerals contained in the products manufactured or contracted to be manufactured by the Company. The team overseeing the Company’s conflict minerals strategy and compliance program has led this inquiry, with each focus group listed below tasked with specific responsibilities relating to the due diligence efforts:

-
Engineering focus group
o Identifying and providing information regarding all parts and components used in all products manufactured or contracted to be manufactured by the Company, and all raw materials used in the manufacturing process.
o Establishing and implementing a new and advance module, within our new Product Lifecycle Management system for tracking and reporting various Green standards data.
o Finding substitutions for Part, in which their manufacturers fail to comply to the regulation.

-
Quality Assurance focus group
o Ensuring that the Company’s Policy is addressed and implemented by suppliers in contracts and purchase orders.
o Promoting transparency and ensuring that information concerning the Company’s compliance is available to customers and sales personnel.

-	Legal focus group o Ensuring that the Company complies with relevant laws, regulations and contractual obligations, including the related reporting requirements, contract reviews and other issues.

Strengthen the Company’s engagement with suppliers.

The Company informs its in-scope manufacturers and suppliers of its materials disclosure requirements, including its compliance with the OECD Guidance and the Rule, and of specification updates that the Company communicates and tracks electronically. Moreover, the Company has revised the terms of its purchase order and contract terms and conditions to ensure that manufacturers and suppliers are expressly required to procure the Conflict Minerals from sources that have been verified as conflict-free and to support the supply chain due diligence process employed by the Company.

Establish a company-level grievance mechanism.

The Company maintains an open reporting system through which employees and third parties may report concerns about potential or actual violations of the Policy. Concerns may be reported anonymously or for attribution through several channels, including through an employee’s immediate manager or the Company’s legal department.

OECD Guidance Step 2: Identify and assess risks in the Company’s supply chain.

Identify risks in the supply chain.

The Company does not purchase Conflict Minerals directly from mines, smelters or refiners. The Company’s supply chain with respect to the Covered Products is complex, with multiple intermediaries and third parties in the supply chain between the Company’s manufacture of the Covered Products and the original sources of Conflict Minerals. As a result, the Company designed its due diligence to conform to the requirements of the Rule and the OECD Guidance, as applicable for downstream companies. The Company relied and continues to rely on its suppliers to provide information regarding the origin of Conflict Minerals included in the Covered Products. Because the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, the Company relied on its linkages to suppliers to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain.

The first step in the Company’s due diligence process was to determine which products manufactured or contracted to be manufactured by the Company during the 2015 calendar year may fall within the scope of the Rule and which first-tier suppliers and manufacturers the Company ought to engage in its due diligence efforts.

-	The engineering focus group reviewed the catalog of the products manufactured or contracted to be manufactured by the Company in the 2015 calendar year to determine which components contain Conflict Minerals necessary to the functionality or production of the products. The Company’s Product Lifecycle Management software was used to generate a list of all of the components of these products. Based on the components used in products manufactured or contracted to be manufactured by the Company, the Covered Products were identified. The Covered Products are listed in Part I of this Report.

-	The engineering focus group also generated through the Company’s Product Lifecycle Management system, a list of the manufacturers or suppliers of the components of the Covered Products, allowing the engineering focus group to identify the Company’s first-tier manufacturers and suppliers.

-	Based on the engineering focus group’s findings, the Company engaged a new expert-consulting agency, GreenSoft Technology, Inc., in order to gather relevant information needed for updating the Company’s recently implemented Product Governance and Compliance module. This module stores information, such as documents received from manufacturers and suppliers, reflecting active components used by the Company and the degree to which the Company’s manufacturers and suppliers adhere to relevant laws. In recording this data, the system ensures a fixed tracking of sources of components and raw materials.

Once the final first-tier manufacturer and supplier list was confirmed, all manufacturers and suppliers identified in connection with the Covered Products were then contacted by GreenSoft Technology, Inc. and provided with a supply chain survey in the form of the Electronic Industry Citizenship Coalition's  Conflict Minerals Reporting Template (the “EICC Conflict Minerals Reporting Template”). The Company modeled its survey after versions 3.01 – 4.01 of the EEIC Conflict Minerals Reporting Template for a part of the year, and then adopted version 4.01b of the EEIC Conflict Minerals Reporting Template following its release on November 16, 2015. In its cover letter enclosing the template, GreenSoft Technology, Inc. (i) reiterated the requirements of the Rule and its applicability to the Company and (ii) requested that each recipient manufacturer or supplier complete the survey for all products supplied to the Company during the 2015 calendar year.

As set forth in the EICC Conflict Minerals Reporting Template and the OECD Guidance, manufacturers and suppliers which completed the survey, made representations or provided information regarding the following:

-	the country of origin for the Conflict Minerals contained in the components or products provided by the solicited manufacturer or supplier to the Company;
-	whether such Conflict Minerals directly or indirectly finance armed conflict in the Covered Countries;
-	all of the smelters in the manufacturer or supplier’s supply chain for such Conflict Minerals;
-	whether such smelters have been validated as in compliance with the Conflict-Free Smelter Initiative’s (“CFSI”) Conflict-Free Smelter Program (“CFSP”);
-	whether the manufacturer or supplier has its own Conflict Minerals policy that requires its own direct suppliers to be DRC conflict-free; and
-	whether the manufacturer or supplier uses the EICC Conflict Minerals Reporting Template with its own suppliers to gather similar information.

Assess risk in the supply chain.

The information in the surveys received from manufacturers and suppliers was compared against the CFSI’s Conflict-Free Smelter list. The Company adopted the following multi-step process to evaluate the surveys:

-	If correctly completed, each survey identified the smelters and refiners within the solicited supplier or manufacturer’s supply chain. Thus, the Company compared each completed survey against the CFSI Conflict-Free Smelter list to determine whether the smelters or refiners associated with the surveyed supplier or manufacturer qualified as “conflict-free.” The CFSP uses independent third-party auditors to audit the source, including mines of origin and chain of custody, of the Conflict Minerals processed by smelters and refiners which agree to undergo an audit. The smelter or refiner is considered “conflict-free” on the CFSI Conflict-Free Smelter list if the audited smelter or refiner adheres to the CFSP’s assessment protocols and the independent auditor verifies separately that the smelter’s or refiner’s Conflict Minerals originated from conflict-free sources. To be compliant with CFSI standards, smelters and refiners must disclose to the auditors the identities or locations of the mines from which they source their Conflict Minerals. The CFSI Conflict-Free Smelter list includes the names, locations and links to conflict minerals policies of all smelters and refiners deemed compliant with the CFSP’s assessment protocols. Smelters and refiners labeled as “active” have committed to undergo an audit which remains in progress. “Active” smelters and refiners may be at various stages of the audit cycle, anywhere from completion of the necessary documents to scheduling the audit date to enacting corrective actions in the post-audit phase, but may not retain their “active” status if they are unresponsive to requests for re-audit or corrective action past a certain time.
-	The Company worked with individual manufacturers and suppliers that had questions or concerns regarding the survey modeled after the CMRT Conflict Minerals Reporting Template or regarding the Rule.
-	Manufacturers and suppliers that returned surveys that appeared to be incomplete or incorrect were contacted again with a follow-up request to provide the missing information or to correct the inaccuracies.
-	Manufacturers and suppliers that failed to respond to the follow-up request were issued an official notification by the Company’s senior officers informing them that continued refusal could result in cancelation of all contractual engagements.

All completed surveys received from suppliers were stored electronically in a central location accessible to authorized employees of the Company involved in the due diligence process and will be retained in accordance with the Company’s document retention guidelines.

Following the process outlined above, as of December 31, 2015, the Company received completed survey responses from approximately 57% of manufacturers and suppliers on the list, responsible for manufactured parts used in the Covered Products included in the supply chain survey. The Company relied on the completed surveys it received from its manufacturers and suppliers as the main source of documentation supporting the representations made by such parties regarding the source and chain of custody of relevant Conflict Minerals.

 OECD Guidance Step 3: Design and implement a strategy to respond to identified risks.

Report findings to designated senior management.

The team overseeing the Company’s conflict minerals strategy and compliance program reported its due diligence findings to senior management overseeing the supply chain and engineering departments, including the Corporate Quality Assistant Vice President and the Vice President for Operations. All completed surveys from manufacturers and suppliers were stored electronically in a central location accessible to authorized employees in the Company’s engineering and legal departments. The Company’s quality assurance department was involved in the design and was responsible for the internal audit of the due diligence process.

Devise and adopt a risk management plan.

In light of the complexity of the Company’s and its suppliers’ supply chains, the Company is currently unable to assess adequately all of the risks in its supply chain. However, the Company has taken and continues to take steps to manage risks, including:

-	engaging with manufacturers and suppliers to obtain current, accurate and complete information about the Company’s supply chains;
-	encouraging manufacturers and suppliers to implement responsible sourcing and—to the extent that the Company is a downstream company with limited control over smelters and refiners—asking manufacturers and suppliers to encourage smelters and refiners to obtain a “conflict-free” designation from an independent, third-party auditor;
-	taking part in industry initiatives promoting “conflict-free” supply chains; and
-	advocating that our industry membership organizations develop and implement due diligence capability training modules in cooperation with relevant international organizations, non-governmental organizations, stakeholders and other experts.

The Company employs an escalation process whereby it promptly engages directly with suppliers or manufacturers upon obtaining any information that may indicate that such suppliers or manufacturers may be sourcing Conflict Minerals from any of the Covered Countries. Various steps taken by the Company in such instances may include requiring a contracted supplier or manufacturer to find an alternative source for the Covered Minerals for use in products or components supplied to the Company, or, if appropriate in light of all relevant factors, suspending or terminating contractual relationship with the supplier or manufacturer. The Company’s risk management plan is  ultimately to discontinue doing business with any supplier found to be purchasing the Conflict Minerals, the trading of which directly or indirectly finance or benefit armed groups in the Covered Countries, after attempts at corrective actions are not successful.

OECD Guidance Step 4: Carry out independent third-party audit of smelter/refiner due diligence practices.

Due to the Company’s position in the supply chain, the Company does not have a direct relationship with smelters and refiners, nor does it perform direct audits of the smelters and refiners that provide its supply chain with the Conflict Minerals contained in the Company’s Covered Products. The Company relies upon industry efforts to influence smelters and refiners to undergo audits and become certified through the CFSP.

OECD Guidance Step 5: Report annually on supply chain due diligence.

The Company has filed with the Securities and Exchange Commission its specialized disclosure report on Form SD, which includes this Conflict Minerals Report as Exhibit 1.01, for the reporting period from January 1, 2015 to December 31, 2015. In accordance with OECD Guidance and the Rule, the Company has also made these disclosures available on its website at http://investors.allot.com/sec.cfm.

PART III.  THE COMPANY’S DUE DILIGENCE FINDINGS AND CONCLUSIONS

Country of Origin of the Conflict Minerals in the Covered Products

Based on the information obtained by the Company during the due diligence process, the Company does not have sufficient information, with respect to the Covered Products, to determine the country of origin of all of the Conflict Minerals in all the Covered Products. However, based on the information that has been obtained, to the extent reasonably determinable by the Company, with respect to the smelters and refineries identified by the Company, such countries of origin are believed to include, to the extent known, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Czech Republic, Estonia, France, Germany, Hong Kong, India, Indonesia, Italy, Japan, Kazakhstan, Republic Of Korea, Kyrgyzstan, Malaysia, Mexico, Netherlands, New Zealand, Peru, Philippines, Poland, Russian Federation, Rwanda, Saudi Arabia, Singapore, South Africa, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam and Zimbabwe.

Facilities Used to Process the Conflict Minerals in the Covered Products

Following the process outlined above, the Company received responses from approximately 57% of the surveyed suppliers. Therefore, the Company was unable to conclusively determine the origin of all the Conflict Minerals contained in the Covered Products.

However, based on the information that was provided by the Company’s suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products during the covered period included the smelters and refineries listed on Appendix A to this Report. The smelters and refiners that the Company has been able to determine as CFSP compliant are identified by an asterisk in Appendix A (Smelters which are in Active CSFP status are identified by two asterisks).  The smelters and refiners identified in Appendix A to this Report were identified by our suppliers and the Company cannot be certain that these smelters and refiners were in fact in the Company’s supply chain during the period covered by this Report.

PART IV. IMPLEMENTATION OF STRATEGIES TO RESPOND TO IDENTIFIED RISKS AND FUTURE STEPS

We have taken, and intend to continue to take, steps to improve our due diligence processes and to minimize the risk that our necessary conflict minerals benefit armed groups. Going forward, the Company plans to continue to engage with its manufacturers and suppliers to obtain current, accurate and complete information about its supply chains and will continue to improve its due diligence efforts to ensure responsible sourcing in compliance with the Policy. The Company also intends to continue its engagement with industry programs and groups to encourage the further adoption, improvement and reliability of relevant programs, tools and standards. The Company intends to monitor the performance and efficiency of its due diligence efforts and to establish procedures designed to account for any new risks in the risk management plan.  The Company also plans to continue to encourage its suppliers to use conflict-free smelters and refiners as capacity becomes available.

Appendix A
CURRENTLY KNOWN SMELTER AND REFINERY LIST

Metal	Smelter name	Smelter Country
Gold	Acade Metals Co.,LTD	China
Gold	Acade Noble Metal (Zhao Yuan) Corporation	China
Gold	Accurate Refining Group	United States
Gold	Advanced Chemical Company**	United States
Gold	AGR Matthey*	Australia
Gold	AIDA Chemical Industories Co.,Ltd*	Japan
Gold	Aida Chemical Industries Co., Ltd.*	Japan
Gold	Aktyubinsk Copper Company TOO	Kazakhstan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Allgemeine Gold & Silberscheideanstalt*	Germany
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.*	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)**	Uzbekistan
Gold	Amagasaki Factory, Hyogo Prefecture, Japan*	Japan
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	Brazil
Gold	AngloGold Ashanti Mineração Ltda*	Brazil
Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	China
Gold	ANZ (Perth Mint 4N)*	Australia
Gold	Argor-Heraeus SA*	Switzerland
Gold	Asahi Pretec Corp*	Japan
Gold	Asahi Refining Canada Limited*	Canada
Gold	Asahi Refining USA Inc.*	United States
Gold	Asaka Riken Co., Ltd.*	Japan
Gold	ATAkulche	Turkey
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG*	Germany
Gold	Baiyin Nonferrous Group Co.,Ltd	China
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB*	Sweden
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery – Glencore Canada Corporation*	Canada
Gold	CCR*	Canada
Gold	Cendres & Métaux SA	Switzerland
Gold	Central Bank of the Philippines Gold Refinery & Mint*	Philippines

* CFSP-compliant, based on CFSI
** CFSP-Active List

Metal	Smelter name	Smelter Country
Gold	CHALCO Yunnan Copper Co. Ltd.	China
Gold	Chimet S.p.A.*	Italy
Gold	China Gold International Resources Corp. Ltd.	China
Gold	China Golddeal	China
Gold	China Henan Zhongyuan Gold Smelter*	China
Gold	China National Gold Group Corporation	China
Gold	China's Shandong Gold Mining Co., Ltd*	China
Gold	Chugai Mining	Japan
Gold	CHUGAI MINING CO.,LTD	Japan
Gold	Codelco	Chile
Gold	Colt Refining	United States
Gold	Cookson SEMPSA*	Spain
Gold	Daejin Indus Co., Ltd.	Korea, Republic Of
Gold	Daejin Industry	Korea, Republic Of
Gold	DaeryongENC	Korea, Republic Of
Gold	Daye Non-Ferrous Metals Mining Ltd.**	China
Gold	Do Sung Corporation	Korea, Republic Of
Gold	DODUCO GmbH*	Germany
Gold	Doduco*	Germany
Gold	Dongguan Standard Electronic Material.Co.,Ltd	China
Gold	Dosung metal	Korea, Republic Of
Gold	Dowa Kogyo k.k.*	Japan
Gold	Dowa Metals & Mining Co. Ltd*	Japan
Gold	Dowa Metals & Mining.*	Japan
Gold	Dowa*	Japan
Gold	DSC (Do Sung Corporation)**	Korea, Republic Of
Gold	Eco-System Recycling Co., Ltd.*	Japan
Gold	Elemetal Refining, LLC*	United States
Gold	Faggi Enrico S.p.A.**	Italy
Gold	Feinhütte Halsbrücke GmbH	Germany
Gold	Ferro Corporation	United States
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	FSE Novosibirsk Refinery*	Russian Federation
Gold	Fujian Zijin mining stock company gold smelter*	China
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	Geib Refining Corporation	United States
Gold	Gold Mining in Shandong (Laizhou) Limited Company*	China
Gold	Great Wall Precious Metals Co,. LTD.**	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM**	China
Gold	Guangdong Gaoyao Co	China

* CFSP-compliant, based on CFSI
** CFSP-Active List

Metal	Smelter name	Smelter Country
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Harima Smelter	Japan
Gold	Heesung Metal Ltd.	Korea, Republic Of
Gold	Heimerle + Meule GmbH*	Germany
Gold	Henan Zhongyuan Gold Smelter of Zhongjin Gold Co. Ltd.*	China
Gold	Heraeus (zhaoyuan)Precious Metal Materials Co.,Ltd.	China
Gold	Heraeus Hong Kong**	Hong Kong
Gold	Heraeus Ltd. Hong Kong*	China
Gold	Heraeus Ltd. Hong Kong**	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG*	Germany
Gold	Heraeus Precious Metals North America (HPMN)	United States
Gold	Heraeus Zhaoyuan (Changshu) Electronic Material Co., Ltd.	China
Gold	Hishikari Gold Mine (Isa)	Japan
Gold	Hisikari Mine	Japan
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China
Gold	Hunan Chenzhou Mining Industry Co. Ltd.	China
Gold	Hwasung CJ Co., Ltd.	Korea, Republic Of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited**	China
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Istanbul Gold Refinery*	Turkey
Gold	Japan Mint*	Japan
Gold	JCC*	China
Gold	Jiangxi Copper Company Limited*	China
Gold	Jinlong Copper Co., Ltd.	China
Gold	Johnson Matthey Canada*	Canada
Gold	Johnson Matthey HongKong Ltd.**	Hong Kong
Gold	Johnson Matthey Inc. (USA)*	United States
Gold	Johnson Matthey Ltd*	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	Russian Federation
Gold	JSC Uralelectromed*	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan
Gold	Kangqiang Electronics Co., Ltd	China
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc Ltd*	Kazakhstan
Gold	Kazzinc*	Kazakhstan
Gold	Kennecott Utah Copper LLC*	United States
Gold	KGHM Polska Miedź Spółka Akcyjna**	Poland

* CFSP-compliant, based on CFSI
** CFSP-Active List

Metal	Smelter name	Smelter Country
Gold	Kojima Chemicals Co. Ltd*	Japan
Gold	Kojima Chemicals Co., Ltd.*	Japan
Gold	Kojima Kagaku Yakuhin Co., Ltd*	Japan
Gold	Kojima-Chemical*	Japan
Gold	Korea Metal Co., Ltd.	Korea, Republic Of
Gold	Korea Zinc Co. Ltd.	Korea, Republic Of
Gold	Kunshan Jinli chemical industry reagents co.,Ltd.	China
Gold	Kyrgyzaltyn JSC**	Kyrgyzstan
Gold	L' azurde Company For Jewelry	Saudi Arabia
Gold	LG-Nikko Copper Inc.*	Korea, Republic Of
Gold	LG-Nikko*	Korea, Republic Of
Gold	Lingbao Gold Company Limited	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	LS-Nikko Copper Inc*	Korea, Republic Of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Materion Advanced Metals*	United States
Gold	Materion*	United States
Gold	Matsuda Sangyo Co., Ltd.*	Japan
Gold	MEM(Sumitomo Group)*	Japan
Gold	Metahub Industries Sdn. Bhd.	Malaysia
Gold	Metalor Switzerland*	Switzerland
Gold	Metalor Technologies (Hong Kong) Ltd.*	China
Gold	Metalor Technologies (Hong Kong) Ltd.**	Hong Kong
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.**	China
Gold	Metalor Technologies SA*	Switzerland
Gold	Metalor USA Refining Corporation*	United States
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V*	Mexico
Gold	Met-Mex Peñoles, S.A.*	Mexico
Gold	Mitsubishi Materials Corporation*	Japan
Gold	Mitsui & Co Precious Metals Inc*	Japan
Gold	Mitsui Kinzoku Co., Ltd.*	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.*	Japan
Gold	MK Electron co., Ltd.	Korea, Republic Of
Gold	MMTC-PAMP India Pvt., Ltd.*	India
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant*	Russian Federation
Gold	N.E.Chemcat Corporation	Japan
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	Turkey

* CFSP-compliant, based on CFSI
** CFSP-Active List

Metal	Smelter name	Smelter Country
Gold	Navoi Mining and Metallurgical Combinat**	Uzbekistan
Gold	Nihon Material Co., Ltd.*	Japan
Gold	Nippon Mining*	Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	Austria
Gold	Ohio Precious Metals LLC.*	United States
Gold	Ohura Precious Metal Industry Co., Ltd.*	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	OJSC Krastsvetmet*	Russian Federation
Gold	OJSC Novosibirsk Refinery*	Russian Federation
Gold	PAMP SA*	Switzerland
Gold	Pan Pacific Copper Co Ltd.*	Japan
Gold	Pan Pacific Copper Co. LTD*	Japan
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Perth Mint*	Australia
Gold	Prioksky Plant of Non-Ferrous Metals*	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia
Gold	PX Précinox SA*	Switzerland
Gold	Rand Refinery (Pty) Ltd.*	South Africa
Gold	Realized the enterprise co.,ltd.	China
Gold	Remondis Argentia B.V.	Netherlands
Gold	Republic Metals Corporation*	United States
Gold	Royal Canadian Mint*	Canada
Gold	Sabin Metal Corp.	United States
Gold	Samdok metal	Korea, Republic Of
Gold	Samdok Metal**	Korea, Republic Of
Gold	Samduck Precious Metals**	Korea, Republic Of
Gold	SAMWON METALS Corp.	Korea, Republic Of
Gold	SANMENXIA HENGSHENG SCIENCE AND TECHNOLOGY R&D CO.,LTD	China
Gold	Sanmenxia HengSheng Science Technology R&D CO.LTD	China
Gold	SAXONIA Edelmetalle GmbH**	Germany
Gold	Schone Edelmetaal B.V.*	Netherlands
Gold	Schone Edelmetaal*	Netherlands
Gold	ScotiaMocatta, The Bank of Nova Scotia	Hong Kong
Gold	SD(Samdok) Metal	Korea, Republic Of
Gold	SEMPSA Joyería Platería SA*	Spain
Gold	Sempsa JP (Cookson Sempsa)*	Spain
Gold	Shandong zhaojin gold*	China
Gold	Shandong Gold Mine(Laizhou) Smelter Co., Ltd.*	China
Gold	Shandong Gold Mining (Laizhou)*	China

* CFSP-compliant, based on CFSI
** CFSP-Active List

Metal	Smelter name	Smelter Country
Gold	Shandong laizhou city, the three mountain island street agency*	China
Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	China
Gold	Shang Hai Gold Exchange	China
Gold	Shangdong Gold (Laizhou)*	China
Gold	Shenzhen ZhonghenglongRealIndustryCo.,Ltd.	China
Gold	Shonan Plant Tanaka Kikinzoku*	Japan
Gold	Sichuan Tianze Precious Metals Co., Ltd*	China
Gold	Singway Technology Co., Ltd.*	Taiwan
Gold	SMM*	Japan
Gold	So Accurate Group, Inc.	United States
Gold	So Accurate Refining Group	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	Russian Federation
Gold	Solar Applied Materials Technology Corp.*	Taiwan
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Kinzoku Kozan K.K.*	Japan
Gold	Sumitomo Metal Mining Co., Ltd.*	Japan
Gold	Suzhou Xingrui Noble	China
Gold	Suzhou Xinrui Noble metal material co.ltd	China
Gold	T.C.A S.p.A*	Italy
Gold	Taizhou Delta Electronics Co., Ltd.	China
Gold	Tanaka kikinzoku kogyo K.k*	Japan
Gold	Tanaka Denshi Kogyo K.K*	Japan
Gold	Tanaka Electronics(Hong Kong)Pte.Ltd*	Japan
Gold	TANAKA Electronics(Malasia) SDN. BHD.*	Japan
Gold	Tanaka Electronics（Singapore）Pte.Ltd*	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.*	Japan
Gold	Technic, Inc.	United States
Gold	The Great Wall Gold and Silver Refinery of China**	China
Gold	The Hutti Gold Company	India
Gold	THE HUTTI GOLD MINES CO.LTD	India
Gold	The Perth Mint*	Australia
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	China
Gold	Tiancheng Chemical	China
Gold	Tokuriki Honten Co., Ltd.*	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	TongLing Nonferrous Metals Group Holdings Co;Ltd	China
Gold	Torecom**	Korea, Republic Of
Gold	Toyo Smelter & Refinery*	Japan

* CFSP-compliant, based on CFSI
** CFSP-Active List

Metal	Smelter name	Smelter Country
Gold	UBS AG Bahnhofstr.	Switzerland
Gold	Umicore Brasil Ltda.*	Brazil
Gold	Umicore Feingold*	Belgium
Gold	Umicore Galvanotechnik GmbH	Germany
Gold	Umicore Materials AG	Switzerland
Gold	Umicore Precious Metals Thailand*	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining*	Belgium
Gold	United Precious Metal Refining, Inc.*	United States
Gold	United Refining	United States
Gold	United Refining Company	United States
Gold	UYEMURA	United States
Gold	Uyemura USA	United States
Gold	Valcambi SA*	Switzerland
Gold	Western Australian Mint trading as The Perth Mint*	Australia
Gold	WIELAND Edelmetalle GmbH**	Germany
Gold	Williams Advanced Materials*	United States
Gold	Williams/ Williams Brewster	United States
Gold	Wuxi Middle Treasure Materials	China
Gold	Wuxi Middle Treasures Materials	China
Gold	Xstrata Canada Corporation*	Canada
Gold	Xstrata*	Canada
Gold	Yamamoto Precious Metal Co., Ltd.*	Japan
Gold	Yamamoto Precision Metals*	Japan
Gold	Yantai Zhaojin Kanfort Precious Metals Incorporated Company	China
Gold	Yantai Zhaojinlufu	China
Gold	Yokohama Metal Co., Ltd.*	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhao Jin Mining Industry Co Ltd*	China
Gold	Zhao Yuan Gold Mine*	China
Gold	Zhao Yuan Jin Kuang*	China
Gold	Zhaojin Gold & Silver Refinery Co.,Ltd*	China
Gold	Zhaojin Lai Fuk （烟台招金励福贵金属股份有限公司）*	China
Gold	Zhaojin Mining Industry Co., Ltd.*	China
Gold	Zhaojin Mining Industry Co., Ltd.*	China
Gold	Zhongjin Gold Corporation Limited*	China
Gold	Zhongkuang Gold Industry Co., Ltd.	China
Gold	Zhongshan Public Security Bureau, Guangdong Province ,China	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	China
Gold	Zijin Kuang Ye Refinery*	China
Gold	Zijin Mining Group Co. Ltd*	China

* CFSP-compliant, based on CFSI
** CFSP-Active List

Metal	Smelter name	Smelter Country
Gold	Zijin Mining Group Co., Ltd. Gold Refinery*	China
Gold	Zijin Mining Industry Corporation (Shanghang) gold smelting plant*	China
Gold	Zijin Mining Industry Corporation*	China
Tantalum	ANHUI HERRMAN IMPEX CO., LTD	China
Tantalum	Cabot Corporation*	United States
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China
Tantalum	Changsha Southern*	China
Tantalum	Conghua Tantalum and Niobium Smeltry*	China
Tantalum	D Block Metals, LLC*	United States
Tantalum	Douluoshan Sapphire Rare Metal Co Ltd*	China
Tantalum	Duoluoshan*	China
Tantalum	Exotech Inc.*	United States
Tantalum	F & X*	China
Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	FIR Metals & Resource Ltd.*	China
Tantalum	Gannon & Scott	United States
Tantalum	Global Advanced Metals Aizu*	Japan
Tantalum	Global Advanced Metals Boyertown*	United States
Tantalum	Global Advanced Metals*	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	H.C. Starck Co., Ltd.*	Thailand
Tantalum	H.C. Starck GmbH Goslar*	Germany
Tantalum	H.C. Starck GmbH Laufenburg*	Germany
Tantalum	H.C. Starck GmbH*	Germany
Tantalum	H.C. Starck Group*	Germany
Tantalum	H.C. Starck Hermsdorf GmbH*	Germany
Tantalum	H.C. Starck Inc.*	United States
Tantalum	H.C. Starck Ltd.*	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG*	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
Tantalum	Hi-Temp Specialty Metals, Inc.*	United States
Tantalum	Hi-Temp*	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China
Tantalum	Jiujiang Tanbre Co., Ltd.*	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	China
Tantalum	JX Nippon Mining & Metals Co., Ltd.	Japan
Tantalum	KEMET Blue Metals*	Mexico

* CFSP-compliant, based on CFSI
** CFSP-Active List

Metal	Smelter name	Smelter Country
Tantalum	Kemet Blue Powder*	United States
Tantalum	King-Tan Tantalum Industry Ltd.*	China
Tantalum	LSM Brasil S.A.*	Brazil
Tantalum	Metallurgical Products India (Pvt.) Ltd.*	India
Tantalum	Metallurgical Products India Pvt. Ltd. (MPIL)*	India
Tantalum	Mineração Taboca S.A.*	Brazil
Tantalum	Mitsui Mining & Smelting*	Japan
Tantalum	Molycorp Silmet A.S.*	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tantalum	Plansee SE Liezen*	Austria
Tantalum	Plansee SE Reutte*	Austria
Tantalum	Plansee*	Austria
Tantalum	QuantumClean*	United States
Tantalum	Resind Indústria e Comércio Ltda.*	Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd.*	China
Tantalum	RFH*	China
Tantalum	Shanghai Jiangxi Metals Co. Ltd	China
Tantalum	Solikamsk Magnesium Works OAO*	Russian Federation
Tantalum	Solikamsk Metal Works*	Russian Federation
Tantalum	Solikamsk*	Russian Federation
Tantalum	Takei Chemicals*	Japan
Tantalum	Taki Chemicals*	Japan
Tantalum	Tantalite Resources	South Africa
Tantalum	Tantalum	China
Tantalum	Telex Metals*	United States
Tantalum	Telex*	United States
Tantalum	Tranzact, Inc.*	United States
Tantalum	ULBA Metallurgical Plant JSC*	Kazakhstan
Tantalum	Ulba*	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material CO.,LTD*	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*	China
Tantalum	Zhaoqing Duoluoshan Non-ferrous Metals Co.,Ltd*	China
Tantalum	Zhuzhou Cement Carbide*	China
Tantalum	Zhuzhou Cemented Carbide*	China
Tin	5N Plus	Germany
Tin	AIM	Canada
Tin	Alent plc*	United States
Tin	Alpha Metals (Taiwan) Inc.	Taiwan
Tin	Alpha Metals Korea Ltd.	Korea, Republic Of
Tin	Alpha Metals Korea Ltd.*	United States
Tin	Alpha Metals*	United States

* CFSP-compliant, based on CFSI
** CFSP-Active List

Metal	Smelter name	Smelter Country
Tin	alpha*	United States
Tin	Amalgamated Metal Corp PLC*	Peru
Tin	Amalgamet	United States
Tin	Amalgamet Inc	United States
Tin	American Iron and Metal	Canada
Tin	An Thai Minerals Company Limited	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company**	Vietnam
Tin	Bangka Tin,Mentok,PT Timah (Persero) TBK*	Indonesia
Tin	Baoshida Swissmetall	Switzerland
Tin	Best Metais e Soldas SA	Brazil
Tin	BML*	Indonesia
Tin	Brand IMLI*	Indonesia
Tin	Brand RBT*	Indonesia
Tin	Brinkmann Chemie AG	Germany
Tin	Butterworth Smelter*	Malaysia
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	Brazil
Tin	Chengfeng Metals Co Pte Ltd	China
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	China
Tin	China Lai Bin tin smelting co.,ltd*	China
Tin	China Rare Metal Material Co., Ltd.*	China
Tin	China Rare Metal Materials Company*	China
Tin	China Tin (Hechi)*	China
Tin	China Tin Co.,Ltd.*	China
Tin	China Tin Group Co., Ltd.*	China
Tin	China tin group in Guangxi*	China
Tin	China Tin Lai Ben Smelter Co., Ltd.*	China
Tin	China Tin*	China
Tin	China Yunnan Tin Co Ltd.*	China
Tin	Chofu Works	Japan
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Cookson Group	Taiwan
Tin	Cookson*	United States
Tin	Cooper Santa*	Brazil
Tin	Cooperativa Metalurgica de Rondônia Ltda.*	Brazil
Tin	CV Ayi Jaya*	Indonesia
Tin	CV DS Jaya Abadi*	Indonesia
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV Gita Pesona*	Indonesia
Tin	CV JusTindo*	Indonesia
Tin	CV Makmur Jaya	Indonesia

* CFSP-compliant, based on CFSI
** CFSP-Active List

Metal	Smelter name	Smelter Country
Tin	CV Nurjanah*	Indonesia
Tin	CV Prima Timah Utama*	Indonesia
Tin	CV Serumpun Sebalai*	Indonesia
Tin	CV United Smelting*	Indonesia
Tin	CV Venus Inti Perkasa*	Indonesia
Tin	Da Tong Co., Ltd*	Taiwan
Tin	Daewoo International	Korea, Republic Of
Tin	Doduco	Germany
Tin	Dongguan City JiuBo Electronic Science and Technology Co.,LTD	China
Tin	Dowa Metaltech Co., Ltd.*	Japan
Tin	Dowa*	Japan
Tin	Electroloy Metal Co. Ltd	China
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company**	Vietnam
Tin	Elmet S.L.U. (Metallo Group)*	Spain
Tin	EM Vinto*	Bolivia
Tin	EMPERESA METALURGICA VINTO*	Bolivia
Tin	Empresa Metalúrgica Vinto*	Bolivia
Tin	Empressa Nacional de Fundiciones (ENAF)*	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	Fenix Metals*	Poland
Tin	FSE Novosibirsk Refinery	Russian Federation
Tin	Fuji Metal Mining	Thailand
Tin	Fuji Metal Mining Corp.	Taiwan
Tin	Funsur Smelter*	Peru
Tin	Funsur*	Peru
Tin	Furukawa Electric	Japan
Tin	Geiju City Datun Chengfeng Smelter**	China
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.*	China
Tin	Gejiu Jin Ye Mineral Co., Ltd.	China
Tin	Gejiu Jinye Mineral Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC**	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	China
Tin	Gejiu YunXin Colored Electrolysis Ltd	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zi-Li	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Gold Bell Group	China
Tin	Guang Xi Liu Xhou*	China
Tin	GuangDong Jiatian Stannum Products Co., Ltd	China

* CFSP-compliant, based on CFSI
** CFSP-Active List

Metal	Smelter name	Smelter Country
Tin	GuangXi China Tin*	China
Tin	Guangxi Pinggui PGMA Co. Ltd.	China
Tin	GuanXi China Tin Group Co.,LTD*	China
Tin	Heimerle + Meule GmbH	Germany
Tin	Heraeus Oriental Hitec Co., Ltd.	Korea, Republic Of
Tin	Heraeus Precious Metals GmbH & Co. KG	Germany
Tin	Hitachi Cable, Ltd.	Japan
Tin	Honeywell Electronic Materials, Inc	United States
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Huichang Shun Tin Kam Industries, Ltd.	China
Tin	IBF IND Brasileira de Ferrolligas Ltda	Brazil
Tin	Impag AG	Switzerland
Tin	Imperial Zinc	United States
Tin	Indonesian State Tin Corporation Mentok Smelter*	Indonesia
Tin	Indra Eramulti Logam*	Indonesia
Tin	IPS	France
Tin	Jean GOLDSCHMIDT INTERNATIONAL S.A.	Belgium
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	China
Tin	Jiangxi Nanshan	China
Tin	Jiangxi Shunda Huichang Kam Tin Co., Ltd.	China
Tin	Kai Unita Trade Limited Liability Company**	China
Tin	Ketabang	Indonesia
Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.	Czech Republic
Tin	Kundur Smelter*	Indonesia
Tin	Lai'bin China Tin Smelting Ltd.*	China
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China
Tin	Linwu Xianggui Smelter Co	China
Tin	Liuzhhou China Tin*	China
Tin	Liuzhou China Tin*	China
Tin	Magnu's Minerais Metais e Ligas Ltda.*	Brazil
Tin	Malaysia Smelting Corp*	Malaysia
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	MCP Metal Specialties, Inc.	United Kingdom
Tin	Melt Metais e Ligas S/A*	Brazil
Tin	Mentok Smelter (PT Timah)*	Indonesia
Tin	Mentok Smelter*	Indonesia
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallic Materials Branch L of Guangxi China Tin Group CO.,LTD*	China
Tin	Metallic Materials Branch of Guangxi China Tin Group Co.,Ltd.*	China
Tin	Metallic Resources, Inc.*	United States

* CFSP-compliant, based on CFSI
** CFSP-Active List

Metal	Smelter name	Smelter Country
Tin	Metallo Chimique*	Belgium
Tin	Metallo-Chimique N.V.*	Belgium
Tin	Metallum Metal Trading Company	Switzerland
Tin	Mineração Taboca S.A.*	Brazil
Tin	Ming Li Jia Smelt Metal Factory	China
Tin	Minmetals Ganzhou Tin Co. Ltd.	China
Tin	Minsur*	Peru
Tin	Mitsubishi Materials Corporation*	Japan
Tin	MSC Croporation Berhad*	Malaysia
Tin	MSC*	Malaysia
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Nathan Trotter & Co., Inc.	United States
Tin	NENTOK*	Indonesia
Tin	NGHE TIN NON-FERROUS METAL	Vietnam
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Nihon Genma MFG Co., Ltd.	Thailand
Tin	Nihon Kagaku Sangyo Co., Ltd.	Japan
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand
Tin	O.M. Manufacturing Philippines, Inc.*	Philippines
Tin	OMSA*	Bolivia
Tin	Operaciones Metalugicas SA.*	Bolivia
Tin	Operaciones Metalurgical S.A.*	Bolivia
Tin	Phoenix Metal Ltd.**	Rwanda
Tin	PL Timah Tbk*	Indonesia
Tin	Poongsan	Korea, Republic Of
Tin	POONGSAN CORPORATION	Korea, Republic Of
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Aries Kencana Sejahtera*	Indonesia
Tin	PT Artha Cipta Langgeng*	Indonesia
Tin	PT ATD Makmur Mandiri Jaya*	Indonesia
Tin	PT Babel Inti Perkasa*	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Prima Tin*	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia

* CFSP-compliant, based on CFSI
** CFSP-Active List

Metal	Smelter name	Smelter Country
Tin	PT Belitung Industri Sejahtera*	Indonesia
Tin	PT BilliTin Makmur Lestari*	Indonesia
Tin	PT Bukit Timah*	Indonesia
Tin	PT Cipta Persada Mulia*	Indonesia
Tin	PT Donna Kembara Jaya	Indonesia
Tin	PT DS Jaya Abadi*	Indonesia
Tin	PT Eunindo Usaha Mandiri*	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HANJAYA PERKASA METALS	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Indora Ermulti*	Indonesia
Tin	PT Indra Eramult Logam Industri*	Indonesia
Tin	PT Indra Eramulti Logam Industri*	Indonesia
Tin	PT Inti Stania Prima*	Indonesia
Tin	PT Justindo*	Indonesia
Tin	PT Karimun Mining**	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia
Tin	PT Panca Mega Persada*	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama*	Indonesia
Tin	PT Refined Bangka TIN (RBT)*	Indonesia
Tin	PT Refined Bangka Tin*	Indonesia
Tin	PT Refined Banka Tin*	Indonesia
Tin	PT Sariwiguna Binasentosa*	Indonesia
Tin	PT Seirama Tin Investment	Indonesia
Tin	PT Stanindo Inti Perkasa*	Indonesia
Tin	PT Sukses Inti Makmur*	Indonesia
Tin	PT Sumber Jaya Indah*	Indonesia
Tin	PT Supra Sukses Trinusa	Indonesia
Tin	PT TAMBANG TIMAH (BANKA)*	Indonesia
Tin	PT Tambang Timah Tbk (Persero)*	Indonesia
Tin	PT Tambang Timah*	Indonesia
Tin	PT Timah	Indonesia
Tin	PT Timah (Persero) Tbk Mentok*	Indonesia
Tin	PT Timah (Persero), Tbk*	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Tinindo Inter Nusa*	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama*	Indonesia

* CFSP-compliant, based on CFSI
** CFSP-Active List

Metal	Smelter name	Smelter Country
Tin	PT Wahana Perkit Jaya*	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	PT. CITRALOGAM ALPHASEJAHTERA	Indonesia
Tin	Rahman Hydrulic Tin Sdn Bhd	Malaysia
Tin	Resind Indústria e Comércio Ltda.*	Brazil
Tin	Rui Da Hung*	Taiwan
Tin	Samhwa Non-Ferrous Metal. Inc Co.,Ltd.	Korea, Republic Of
Tin	Senju Metal Industry Co. (SMIC)	Japan
Tin	SENJU METAL INDUSTRY CO.,LTD.	Japan
Tin	Smelting Branch of Yunnan Tin Company Ltd*	China
Tin	So Accurate Group, Inc.	United States
Tin	Soft Metais, Ltda.*	Brazil
Tin	Standard Sp z o.o.	Poland
Tin	Taboca*	Brazil
Tin	Taicang City Nancang Metal Material Co.,Ltd	China
Tin	Thai Solder Industry Corp., Ltd.	Thailand
Tin	Thailand Smelting & Refining Co., Ltd*	Thailand
Tin	Thaisarco*	Thailand
Tin	The Gejiu cloud new colored electrolytic**	China
Tin	Timah Indonesian State Tin Corporation*	Indonesia
Tin	Tin Products Manufacturing Co.LTD. of YTCL*	China
Tin	Tin*	Indonesia
Tin	Toboca/ Paranapenema*	Brazil
Tin	TONGDING METALLIC MATERIAL CO.LTD	China
Tin	Traxys	France
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company**	Vietnam
Tin	UNI BROS METAL PTE LTD	Singapore
Tin	Unit Metalurgi PT Timah Persero TBK*	Indonesia
Tin	Unit Timah Kundur PT Tambang*	Indonesia
Tin	VERTEX METALS INCORPORATION	Taiwan
Tin	VQB Mineral and Trading Group JSC*	Vietnam
Tin	Westfalenzinn	Germany
Tin	Westmetall GmbH & Co.KG	Germany
Tin	White Solder Metalurgia e Mineração Ltda.*	Brazil
Tin	White Solder Metalurgica*	Brazil
Tin	Wilhelm Grillo Handelsgesellschaft mbH	Germany
Tin	Wilhelm Westmetall	Germany
Tin	XiHai - Liuzhou China Tin Group Co ltd - list as "China Tin"*	China
Tin	XiHai - Liuzhou China Tin Group Co ltd*	China
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	China

* CFSP-compliant, based on CFSI
** CFSP-Active List

Metal	Smelter name	Smelter Country
Tin	YTCL*	China
Tin	Yun Nan Tin Co. LTD*	China
Tin	Yun'an Dian'xi Tin Mine	China
Tin	Yunan Gejiu Yunxin Electrolyze Limited**	China
Tin	Yunnan Chengfeng	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.**	China
Tin	Yunnan Geiju Zili Metallurgy Co. Ltd.	China
Tin	YunNan GeJiu Jin Ye Mineral Co.,Ltd	China
Tin	Yunnan Tin Company, Ltd.*	China
Tin	Yunnan Tin Group (Holding) Company Limited*	China
Tin	Yunnan Tin Group Co., Ltd.*	China
Tin	Yunnan wind Nonferrous Metals Co., Ltd.	China
Tin	Yunnan, China Rare Metal Materials Company*	China
Tin	Yuntinic Resources Inc.*	China
Tin	Yuntinic Resources*	China
Tungsten	A.L.M.T. Corp.*	Japan
Tungsten	A.L.M.T. TUNGSTEN Corp.*	Japan
Tungsten	Air Products	United States
Tungsten	ALMT Corp*	Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.*	Vietnam
Tungsten	ATI Metalworking Products*	United States
Tungsten	ATI Tungsten Materials*	United States
Tungsten	Axis Material Limited	Japan
Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.*	China
Tungsten	Chengdu Hongbo Industrial co,Ltd	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	China
Tungsten	China Minmetals Corporation	China
Tungsten	China Minmetals Nonferrous Metals Co Ltd	China
Tungsten	China National Non Ferrous*	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd*	China
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	China
Tungsten	Ganzhou Hongfei Tungsten & Molybdenum Materials Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China

* CFSP-compliant, based on CFSI
** CFSP-Active List

Metal	Smelter name	Smelter Country
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.*	China
Tungsten	Global Tungsten & Powders Corp.*	United States
Tungsten	Golden Egret	China
Tungsten	GTP*	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	China
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.*	China
Tungsten	H.C. Starck GmbH*	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG*	Germany
Tungsten	Hitachi Ltd.	Japan
Tungsten	Hi-Temp	United States
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	China
Tungsten	Hunan Chenzhou Mining Group Co*	China
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.*	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin*	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	China
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.*	China
Tungsten	Hydrometallurg, JSC*	Russian Federation
Tungsten	Japan New Metals Co., Ltd.*	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.**	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group	China
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.**	China
Tungsten	Jiangxi Tungsten Co Ltd*	China
Tungsten	Jiangxi Tungsten Industry Group Co. Ltd.*	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.**	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.**	China
Tungsten	JX Nippon Mining & Metals Co., Ltd.	Japan
Tungsten	JX Nippon Mining&Matel Co., Ltd	Japan
Tungsten	Kanto Denka Kogyo Co., Ltd.	Japan
Tungsten	Kennametal Fallon**	United States
Tungsten	Kennametal Huntsville*	United States
Tungsten	KYORITSU GOKIN CO.,LTD.	Japan
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China
Tungsten	Nanchang Cemented Carbide Limited Liability Company	China
Tungsten	Niagara Refining LLC*	United States

* CFSP-compliant, based on CFSI
** CFSP-Active List

Metal	Smelter name	Smelter Country
Tungsten	NingHua XingLuoKeng TungSten Mining CO.,LTD	China
Tungsten	North American Tungsten	Canada
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	Vietnam
Tungsten	Pobedit, JSC	Russian Federation
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Tungsten	SEMPSA Joyería Platería SA	Spain
Tungsten	Shaoguan Xinhai Rendan Tungsten Industry Co. Ltd*	China
Tungsten	Sumitomo	China
Tungsten	Sumitomo Metal Mining Co., Ltd.	China
Tungsten	TaeguTec	Korea, Republic Of
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	United States
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	Vietnam
Tungsten	ULVAC, Inc.	Japan
Tungsten	Umicore Materials AG	Switzerland
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	Vietnam
Tungsten	Voss Metals Company, Inc	United States
Tungsten	WBH*	Austria
Tungsten	WBH,Wolfram [Austria]*	Austria
Tungsten	Wolfram Bergbau und Hütten AG*	Austria
Tungsten	Wolfram Company CJSC	Russian Federation
Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.	China
Tungsten	Xiamen H.C.*	China
Tungsten	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	China
Tungsten	Xiamen Tungsten Co., Ltd.*	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd*	China

* CFSP-compliant, based on CFSI
** CFSP-Active List